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                                                                    Exhibit 23.1


                       Consent of Independent Accountant

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated, March 5, 1996 appearing on page 11 of T Cell Sciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Boston, Massachusetts
July 22, 1996